UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2024

Skillsoft Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-38960	83-4388331
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7887 E. Belleview Ave, Suite 600
Greenwood Village, CO 80111
(Address of principal executive offices)

(603) 821-3902
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	SKIL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 18, 2024, Skillsoft Corp. (the “Company”) held its 2024 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved an amendment to the Skillsoft Corp. 2020 Omnibus Incentive Plan (the “2020 Plan”) to increase the number of shares authorized under the 2020 Plan by 1,100,000 shares (the “Amendment”). The 2020 Plan was approved by the Company’s stockholders at the June 2021 special meeting of stockholders.

A summary of the material terms of the 2020 Plan, as amended, is set forth under the caption “Proposal No. 2: Approval of Amendment to the 2020 Plan” in the Company’s definitive proxy statement for the Annual Meeting filed with the U.S. Securities and Exchange Commission on June 7, 2024 (the “Proxy Statement”), which summary is incorporated herein by reference.

The summary of the Amendment contained herein and in the Proxy Statement is not complete and is qualified in its entirety by the full text of the Amendment. A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On July 18, 2024, the Company held its Annual Meeting. The following matters were voted upon at the Annual Meeting: (1) election of Class III Directors to hold office until the 2027 Annual Meeting of Stockholders or until their successors have been elected and qualified, (2) approval of an amendment to the 2020 Plan to increase the number of shares of common stock available for issuance under the 2020 Plan, and (3) ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for its fiscal year ending January 31, 2025. The proposal to adjourn the Annual Meeting to a later date if, based upon the tabulated votes at the time of the Annual Meeting, there were insufficient shares of capital stock represented, either in person or by proxy, to constitute a quorum necessary to conduct business at the Annual Meeting or to approve Proposal No. 2 (Amendment to the 2020 Plan), was not necessary due to the presence of a quorum and the approval of the Amendment. Each of the proposals is described in greater detail in the Proxy Statement. All matters voted on at the Annual Meeting were approved.

There were 8,157,124 shares of Class A common stock, par value $0.0001 per share, of the Company (“Common Stock”), issued and outstanding on May 20, 2024, the record date (the “Record Date”) for the Annual Meeting. At the Annual Meeting, there were 6,220,052 shares present either by proxy or at the meeting, representing approximately 76.25% of the total outstanding shares of Common Stock as of the Record Date, which constituted a quorum. A summary of the voting results for each proposal is set forth below.

Proposal No. 1 - Election of Class III Directors:

Name	Votes For	Votes Withheld	Broker Non-Votes
Helena B. Foulkes	4,246,677	1,116,135	857,240
Karen G. Mills	3,847,543	1,515,269	857,240
Paul Peake	5,097,711	265,101	857,240

Proposal No. 2 - Approval of an Amendment to the 2020 Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,640,330	1,657,318	65,164	857,240

Proposal No. 3 - Ratification of Appointment of Independent Registered Public Accounting Firm:

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,141,269	72,381	6,402	-

Item 9.01. Financial Statement and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	First Amendment to Skillsoft Corp. 2020 Omnibus Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 19, 2024

SKILLSOFT CORP.

By:	/s/ Richard George Walker
Richard George Walker Chief Financial Officer